Exhibit 24

POWER OF ATTORNEY
1933 ACT REGISTRATION STATEMENTS OF
FUTUREFUEL CORP.

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints DOUGLAS D. HOMMERT and JAMES F. SANDERS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the “Commission”) any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of common stock of FutureFuel Corp. (the “Company”), and any and all amendments and supplements thereto, before of after effectiveness of such registration statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 10th day of February, 2011.

/s/ Paul A. Novelly
Paul A. Novelly

/s/ Lee E. Mikles
Lee. E. Mikles

/s/ Edwin A. Levy
Edwin A. Levy

/s/ Thomas R. Evans
Thomas R. Evans

/s/ Richard L. Knowlton
Richard L. Knowlton

/s/ Paul G. Lorenzini
Paul G. Lorenzini

/s/ Donald C. Bedell
Donald C. Bedell